EXHIBIT 10.4

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT dated as of October 3, 2008, by and among AMPEX CORPORATION, a Delaware corporation (the “Borrower”), THE SUBSIDIARIES OF THE BORROWER PARTY HERETO (the “Subsidiary Guarantors”), HILLSIDE CAPITAL INCORPORATED (“Hillside”), in its capacity as collateral agent for the First Lien Claimholders and the Second Lien Claimholders (each as defined below) (together with its successors and assigns in such capacity, the “Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as indenture trustee under the First Lien Indenture (as defined below) (together with its successors and assigns in such capacity, the “First Lien Trustee”) and Hillside, in its capacity as the lender under the Second Lien Credit Agreement (as defined below) (together with its successors and assigns in such capacity, the “Second Lien Lender”). Capitalized terms used in this introductory paragraph and the in recitals below but not otherwise defined herein or therein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors and the First Lien Trustee have entered into that certain amended and restated indenture, dated as of the date hereof, providing for the issue of the First Lien Notes (as defined below) (as amended, restated, supplemented, modified or refinanced from time to time in accordance with the terms hereof, the “First Lien Indenture”);

WHEREAS, the Borrower, the Subsidiary Guarantors and the Second Lien Lender have entered into that certain credit agreement, dated as of the date hereof, providing for certain loan facilities (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms hereof, the “Second Lien Credit Agreement”);

WHEREAS, the Borrower, certain Subsidiary Guarantors of the Borrower and the Second Lien Lender are entering into the Hillside-Ampex/Sherborne Agreement (as defined herein), providing for, inter alia, the issuance of Series A Preferred Stock (as defined herein) by the Borrower to the Second Lien Lender and its affiliates, and guarantees by certain Subsidiary Guarantors of the Loans under the Second Lien Credit Agreement and of the Borrower’s obligations to make payments to the Second Lien Lender and its affiliates in respect of the Series A Preferred Stock of the Borrower;

WHEREAS, the Borrower, the Subsidiary Guarantors and the Collateral Agent party thereto, have entered into that certain security agreement, dated as of the date hereof, under which security interests over substantially all of the assets of the Borrower and the Subsidiary Guarantors are granted in favor of the Collateral Agent, acting on behalf of the First Lien Trustee and the Second Lien Lender (as amended, restated, supplemented or modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to (i) Article XII of the First Lien Indenture, the Subsidiary Guarantors have agreed to guarantee the First Lien Notes (the “First Lien Guaranty”); (ii) Article III of the Second Lien Credit Agreement, the Subsidiary Guarantors have agreed to guarantee the Loans referred to therein (the “Second Lien Guaranty”); and (iii) pursuant to the Hillside-Ampex/Sherborne Agreement, the Subsidiary Guarantors have agreed to guarantee the Loans and the Series A Preferred Stock;

WHEREAS, the obligations of the Borrower under the First Lien Indenture and the obligations of the Subsidiary Guarantors under the First Lien Guaranty will be secured on a first priority basis by liens on substantially all the assets (other than the Excluded Collateral, as defined in the Security Agreement) of the Borrower and the Subsidiary Guarantors, respectively, pursuant to the terms of the Security Agreement;

WHEREAS, the obligations of the Borrower under the Second Lien Credit Agreement and the obligations of the Subsidiary Guarantors under the Second Lien Guaranty will be secured on a second priority basis by liens on substantially all the assets (other than the Excluded Collateral, as defined in the Security Agreement) of the Borrower, and the Subsidiary Guarantors, respectively, pursuant to the terms of the Security Agreement;

WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the holders of the First Lien Notes to enter into the transactions contemplated by the First Lien Indenture, the Second Lien Lender has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings provided therefor in the Second Lien Credit Agreement. As used in the Agreement, the following terms shall have the following meanings:

“Accounts” means any and all deposit accounts and securities investment accounts of the Grantors.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Collateral Agency and Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to that term in the Preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Claimholders” means, collectively, the First Lien Claimholders and the Second Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

“Collateral Agent” has the meaning assigned to that term in the Preamble hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means control agreements covering Accounts entered into by the Collateral Agent, the Borrower or any Grantor and a depository bank or securities intermediary, as applicable, which shall secure both the First Lien Secured Obligations and the Second Lien Secured Obligations in the aggregate.

“DIP Financing” means a financing obtained by the Borrower or any other Grantor, whether from the First Lien Claimholders or any other entity under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law.

“Discharge of First Lien Secured Obligations” means, without duplication and except to the extent otherwise provided in Section 5.6, and subject at all times to Section 6.4, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all First Lien Notes and (b) payment in full in cash of all other First Lien Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Disposition” has the meaning set forth in Section 5.1(a)(ii).

“Enforcement Action” means (a) to take from or for the account of any Borrower or Subsidiary Guarantor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by such Borrower or Subsidiary Guarantor to any First Lien Claimholder, (b) to notify account debtors or directly collect accounts receivable or other payment rights of any Borrower or Subsidiary Guarantor, (c) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Collateral, or (d) declare immediately due and payable by acceleration the First Lien Notes; provided that the issuance of a notice of Default or Event of Default, reservation of rights letter or other similar notice shall not be deemed to be an Enforcement Action.

“Event of Default” means an Event of Default under (and as defined in) either the First Lien Indenture or the Second Lien Credit Agreement.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Secured Obligations at such time, including without limitation the First Lien Trustee and the First Lien Noteholders or any Affiliate of the First Lien Trustee or any such holder.

“First Lien Collateral” has the meaning assigned to that term in the Security Agreement.

“First Lien Credit Documents” means the First Lien Indenture, the First Lien Notes, the Security Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Secured Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Secured Obligations, including any intercreditor or joinder agreement among holders of First Lien Secured Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with the terms of this Agreement; provided that any such modification does not increase the principal amount of First Lien Secured Obligations permitted under this Agreement.

“First Lien Guaranty” has the meaning assigned to that term in the Recitals hereto.

“First Lien Indenture” has the meaning set forth in the Recitals hereto.

“First Lien Noteholders” means the holder of any note issued under the First Lien Indenture.

“First Lien Notes” means the Borrower’s 12% Senior Secured Notes due 2009 issued under the First Lien Indenture.

“First Lien Secured Obligations” means the First Lien Notes in an aggregate principal amount at any one time outstanding of up to $3,658,080, as such principal amount may be increased by amendments complying with Section 5.3(a) hereof, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Grantors to the First Lien Claimholders and/or any of their respective affiliates under or in connection with the First Lien Credit Documents (as in effect on the date hereof or amended in accordance with the terms hereof), including interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the commencement of an Insolvency or Liquidation Proceeding (including the payment of interest and other amounts which would accrue and become due but for the commencement of such Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such Insolvency or Liquidation Proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the First Lien Claimholders. To the extent any payment with respect to the First Lien Secured Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Lien Security Interest” means any Lien on the First Lien Collateral granted in favor of the Collateral Agent for the benefit of the First Lien Claimholders, including under Section 3(i) of the Security Agreement.

“First Lien Trustee” has the meaning set forth in the Preamble hereto.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means the Borrower and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a Security Document.

“Hillside-Ampex/Sherborne Agreement” means the amended and restated agreement dated October 3, 2008, among (i) Ampex Corporation and each other member of the Ampex Group (as therein defined), (ii) Hillside and each other member of the Limited Hillside Group (as therein defined), and (iii) Sherborne Holdings Incorporated and each other member of the Sherborne Group (as therein defined).

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Majority Claimholders” means, at any time, (a) Claimholders holding in excess of 50% of the aggregate principal amount of First Lien Secured Obligations at such time and (b) Claimholders holding in excess of 50% of the aggregate principal amount of the Second Lien Secured Obligations at such time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5 hereof.

“Recovery” has the meaning set forth in Section 6.4 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Claimholders” means, at any time during the Standstill Period, the holders of the First Lien Secured Obligations and thereafter, the holders of the Second Lien Secured Obligations.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Secured Obligations at such time, including without limitation the Second Lien Lender or any Affiliate of the Second Lien Lender under the Second Lien Credit Agreement.

“Second Lien Collateral” has the meaning assigned to that term in the Security Agreement.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals hereto.

“Second Lien Credit Documents” means the Second Lien Credit Agreement, the Security Agreement, the Hillside-Ampex/Sherborne Agreement, the other Loan Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Secured Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Secured Obligations, including any intercreditor or joinder agreement among holders of Second Lien Secured Obligations, to the extent such are effective at the relevant time, as each may be modified or Refinanced from time to time in accordance with the terms hereof; provided that any such modification does not increase the principal amount thereof beyond the aggregate principal amount of Second Lien Secured Obligations permitted under this Agreement on the date hereof.

“Second Lien Guaranty” has the meaning assigned to that term in the Recitals hereto.

“Second Lien Lender” means the “Lender” under and as defined in the Second Lien Credit Agreement.

“Second Lien Secured Obligations” means all “Loans” outstanding under and as defined in the Second Lien Credit Agreement and the other Second Lien Credit Documents, an aggregate principal amount at any one time outstanding of up to $25,000,000, as such principal amount may be increased by amendments complying with Section 5.3(b) hereof, the Series A Preferred Stock, the guarantees by the Subsidiary Guarantors of the Loans and of the Series A Preferred Stock contained in the Hillside-Ampex/Sherborne Agreement executed and delivered in connection with the Second Lien Credit Agreement, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Grantors to the Second Lien Claimholders and/or any of their respective affiliates under or in connection with the Second Lien Credit Documents (as in effect on the date hereof or amended in accordance with the terms thereof and hereof), including interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Credit Agreement or after the commencement of an Insolvency or Liquidation Proceeding (including the payment of interest and other amounts which would accrue and become due but for the commencement of such Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such Insolvency or Liquidation Proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the Second Lien Claimholders. To the extent any payment with respect to the Second Lien Secured Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Security Interest” means any Lien on the Second Lien Collateral granted in favor of the Collateral Agent for the benefit of the Second Lien Claimholders, including under Section 3(ii) of the Security Agreement.

“Security Agreement” has the meaning set forth in the Recitals hereto.

“Security Documents” means, collectively, the Security Agreement and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement.

“Series A Preferred Stock” has the meaning assigned to such term in the Hillside-Ampex/Sherborne Agreement.

“Standstill Period” means the period of 60 days after the date on which the principal of the First Lien Notes is accelerated pursuant to Section 7.02 of the First Lien Note Indenture.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” has the meaning set forth in the Preamble hereto.

“Transaction Documents” means, the First Lien Credit Documents, the Second Lien Credit Documents and the Plan of Reorganization.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Secured Obligations granted on the Collateral, or of any Liens securing the First Lien Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the provisions of the Second Lien Credit Documents or any other circumstance whatsoever (including, without limitation, the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the fact that any such Liens securing First Lien Secured Obligations are at any time (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed), the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Secured Obligations now or hereafter held by or on behalf of the First Lien Trustee or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Secured Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Secured Obligations. All Liens on the Collateral securing any First Lien Secured Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Secured Obligations for all purposes, regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the fact that any such Liens in favor of any First Lien Trustee are (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2 Prohibition on Contesting Liens. Each of the Second Lien Lender, for itself and on behalf of each Second Lien Claimholder, and the First Lien Trustee, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Trustee or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Secured Obligations as provided in Sections 2.1 and 3.1, the application of proceeds of Collateral in Section 4.1, the turnover of payments in Section 4.2 and the release of the Liens encumbering the Collateral as provided in Section 5.

2.3 No New Liens. So long as the Discharge of First Lien Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any Subsidiary Guarantor, the parties hereto agree that the Borrower shall not, and shall not permit any Subsidiary Guarantor to, (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Secured Obligation by the Borrower, a Subsidiary Guarantor or any Subsidiary thereof unless such entity has granted a Lien on such asset or property to secure the First Lien Secured Obligations, (ii) grant or permit any additional Liens on any asset or property to secure any First Lien Secured Obligations by the Borrower, a Subsidiary Guarantor or any Subsidiary thereof unless such entity has granted a Lien on such asset or property to secure the Second Lien Secured Obligations, (iii) cause a Subsidiary to guarantee any Second Lien Secured Obligations unless it has caused such Subsidiary to guarantee the First Lien Secured Obligations on the same terms hereof and (iv) cause a Subsidiary to guarantee any First Lien Secured Obligations unless it has caused such Subsidiary to guarantee the Second Lien Secured Obligations on the same terms hereof. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Trustee and/or the First Lien Claimholders, the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 9.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Trustee or the Second Lien Lender, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral for the First Lien Secured Obligations and the Second Lien Secured Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) The First Lien Claimholders and the Second Lien Claimholders agree that, except as otherwise expressly provided in this Section 3.1, the Collateral Agent shall have the exclusive right to exercise all rights and remedies under the Security Documents and otherwise with respect to the Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and to institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), provided that (i) prompt notice of any exercise of any rights and remedies under the Security Documents shall have been provided by the Collateral Agent to the First Lien Trustee and the Second Lien Lender and (ii) in exercising any such right or remedy and taking any such action the Collateral Agent shall in all cases act or refrain from acting at the direction of the First Lien Claimholders and/or the Second Lien Claimholders given in accordance with the terms of this Agreement.

(b) So long as the Discharge of First Lien Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor:

(i) Until the expiration of the Standstill Period, the First Lien Trustee shall have the exclusive right to (x) direct the Collateral Agent to enforce rights, exercise remedies and make determinations regarding the release, disposition, or restrictions with respect to the Collateral as provided in Section 3.1(a) in the sole discretion of the First Lien Trustee on behalf of the First Lien Claimholders without any consultation with or consent of the Second Lien Lender or any other Second Lien Claimholder and (y) set-off and credit bid the First Lien Secured Obligations; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, a

Second Lien Claimholder may file a claim or statement of interest with respect to the Second Lien Secured Obligations held by it, (B) a Second Lien Claimholder may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Secured Obligations and the rights to exercise rights in respect thereof in accordance with the terms hereof and not inconsistent with the terms of this Agreement) in order to preserve or protect any Lien securing the Second Lien Secured Obligations, (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (E) the Second Lien Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Secured Obligations and the Collateral and (F) after the termination of the Standstill Period, the Second Lien Claimholders shall have the rights specified in clause (iii) below. Any such exercise and enforcement by the Collateral Agent at the direction of the First Lien Trustee shall include the rights of an agent appointed by the Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(ii) The Second Lien Claimholders (A) will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent at the direction of the First Lien Trustee or any other exercise by the Collateral Agent at the direction of the First Lien Trustee of any rights and remedies relating to the Collateral under the Transaction Documents or otherwise and (B) subject to their rights under clause (iii) below, will not object to the forbearance by the Collateral Agent (at the direction of the First Lien Trustee) from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2 and Section 4 hereof.

(iii) Upon the termination of the Standstill Period, the Second Lien Claimholders shall have the right to (x) direct the Collateral Agent to enforce rights, exercise remedies and make determinations regarding the release, disposition, or restrictions with respect to the Collateral as provided in Section 3.1(a) (prompt notice of such direction to be given to the First Lien Trustee) and (y) set-off and credit bid the Second Lien Secured Obligations, provided, that notwithstanding anything herein to the contrary, in no event shall any Second Lien Claimholder have the right to so direct the Collateral Agent if and for so long as, notwithstanding the expiration of the Standstill Period, the Collateral Agent shall have received direction from the First Lien Trustee prior to the termination of the Standstill Period regarding the exercise of any of its rights or remedies with respect the Collateral and shall be diligently pursuing the same or if any Insolvency or Liquidation Proceeding has been commenced in respect of any Grantor and the First Lien Claimholders have been stayed by operation of law or any court order from pursuing any such exercise of remedies, and further provided, that any Collateral or proceeds thereof or any other payment, in each case received by the Second Lien Claimholders prior to the Discharge of First Lien Secured Obligations at any time shall be segregated and held in trust and promptly forthwith paid over to the First Lien Trustee for the benefit of the First Lien Claimholders in the same form as received in accordance with and to the extent required by Section 4.2.

(c) The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until the Discharge of First Lien Secured Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Secured Obligations has occurred, the sole right of the Second Lien Lender and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Security Agreement and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Secured Obligations has occurred. The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Credit Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

(d) Subject to the foregoing clauses (b)(i) and (iii), the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, (i) agrees that the Second Lien Lender and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the Security Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Secured Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or the First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

3.2 No Enforcement. Until the expiration of the Standstill Period and subject to Section 3.1(b)(iii), the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Secured Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Security Documents.

Section 4. Payments.

4.1 Applications of Proceeds; Subordination.

(a) No Payments on Second Lien Secured Obligations.

(i) So long as the Discharge of First Lien Secured Obligations has not occurred, the Second Lien Lender agrees for itself and on behalf of the Second Lien Claimholders that other than as provided in this subsection (a): (x) no payment shall be made in respect of the Second Lien Secured Obligations, directly or indirectly, by or on behalf of the Borrower or any Subsidiary Guarantor and (y) the Second Lien Claimholders shall not take or receive from the Borrower, any Subsidiary Guarantor or any Person on the Borrower or any Subsidiary Guarantor’s behalf, directly or indirectly, in cash or other property or by set-off or in any other manner, including from or by way of any Collateral, any payment in respect of the Second Lien Secured Obligations.

(ii) The Borrower, the Subsidiary Guarantors and the Second Lien Lender on behalf of the Second Lien Claimholders agree that the Second Lien Secured Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in clause (iii) below) to all First Lien Secured Obligations.

(iii) “Subordinate and junior in right of payment” means that none of the Second Lien Claimholders shall have a claim to the assets of any Borrower or Subsidiary Guarantor on a parity with or prior to the claim of the First Lien Claimholders; and so long as the Discharge of First Lien Secured Obligations has not occurred, the Second Lien Claimholders shall not demand or directly or indirectly accept or receive from any of the Borrower or the Subsidiary Guarantors and the Borrower and the Subsidiary Guarantors will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or pre-payment of (of whatever kind or nature, whether in cash, property, securities, or otherwise) the whole or any part of the Second Lien Secured Obligations, including without limitation any letter of credit or similar credit support facility to support payment of the Second Lien Secured Obligations; provided that payments of regularly scheduled interest on the Second Lien Secured Obligations may be paid by the Borrower and received by the Second Lien Lender, if and solely to the extent such payments do not violate Section 5.13 of the First Lien Indenture, and (B) the Second Lien Claimholders may accelerate the Second Lien Secured Obligations and exercise their rights and remedies with respect to the Collateral in the manner permitted in Section 3.1, in each case subject to Section 4.2.

(iv) The Borrower, the Subsidiary Guarantors, the Collateral Agent, and the Second Lien Lender, on behalf of itself and the Second Lien Claimholders, agree that upon the occurrence of any Insolvency or Liquidation Proceeding:

A. all First Lien Secured Obligations shall be paid in full in cash before any payment or distribution of whatever kind or nature is made with respect to the Second Lien Secured Obligations; and

B. any payment or distribution of assets of any Borrower or Subsidiary Guarantor, whether in cash, property or securities, to which the Second Lien Claimholders would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower or the Subsidiary Guarantors, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the First Lien Trustee, to the extent necessary to pay in full in cash all First Lien Secured Obligations, before any payment or distribution of any kind or nature shall be made to the Second Lien Claimholders.

(b) Proceeds of Collateral. So long as an Event of Default has occurred and is continuing, any Collateral or proceeds thereof received by the Collateral Agent in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the Collateral Agent in the following order of priority:

(i) first, to the payment of the costs and expenses of any such sale, disposition, collection, or other exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

(ii) second, to the payment in full in cash of the First Lien Secured Obligations in such order as specified in the relevant First Lien Credit Documents;

(iii) third, to the payment in full in cash of the Second Lien Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Second Lien Claimholders may otherwise agree; and

(iv) fourth, to the payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Upon the Discharge of the First Lien Secured Obligations, each First Lien Claimholder shall deliver to the Collateral Agent any excess proceeds of Collateral held by such First Lien Claimholder in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Agent and the Second Lien Claimholders as is specified herein.

4.2 Turnover of Payments. So long as the Discharge of First Lien Secured Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) and any payment or distribution, whether consisting of money, property or securities collected or received by the Second Lien Lender or any Second Lien Claimholders in respect of the Second Lien Secured Obligations, both before and after commencement of any Liquidation or Insolvency Proceeding and including specifically any distribution on account of any proof of claim or interest of any Second Lien

Claimholders in any Liquidation or Insolvency Proceeding, in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Trustee for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and the Second Lien Lender shall promptly notify the First Lien Trustee of the receipt of such payment or distribution. The Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Lender or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. For avoidance of doubt, regularly scheduled payments of interest received by the Second Lien Lender in respect of the Second Lien Secured Obligations solely to the extent permitted as described in Section 4.1(a)(iii) and payment of fees and expenses permitted under Section 5.13 of the First Lien Indenture, shall not be subject to turn over pursuant to this Section 4.2.

Section 5. Other Agreements.

5.1 Releases.

(a) If, in connection with:

(i) the exercise of any of the Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

(ii) any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral permitted under the terms of the Transaction Documents,

the Collateral Agent, for itself or on behalf of any of the First Lien Claimholders in accordance with Section 5.1(c), releases any First Lien Security Interest, other than in connection with the Discharge of First Lien Secured Obligations, then any Second Lien Security Interest in such Collateral and the obligations of such Grantor under its Second Lien Guaranty shall be automatically, unconditionally and simultaneously released and the Collateral Agent, for itself and on behalf of the Second Lien Claimholders, promptly shall execute such termination statements, releases and other documents as may be reasonably required to confirm such release. For avoidance of doubt, this Section 5.1 shall not apply to any release of a Lien that does not facilitate a concurrent Disposition of released Collateral to a Person who is neither a Grantor nor an Affiliate of a Grantor (which release shall require the specific approvals provided under both the First Lien Indenture and the Second Lien Credit Agreement) or that is not in connection with the exercise of remedies in respect of the Collateral provided for in Section 3.1.

(b) Until the Discharge of First Lien Secured Obligations occurs, to the extent that the Collateral Agent (acting at the direction of the First Lien Claimholders) (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new first priority liens or additional guarantees from Grantors, then the Collateral Agent shall be granted a second priority lien on any such Collateral and an additional guaranty, as the case may be, for the benefit of the Second Lien Claimholders. Until the Discharge of First Lien Secured Obligations occurs, to the extent that the Collateral Agent or the Second Lien Claimholders obtain any new Liens or additional guarantees from Grantors, then the Collateral Agent shall be granted a first priority Lien on any such Collateral and an additional guaranty, as the case may be, on the same terms for the benefit of the First Lien Claimholders.

(c) Until the Discharge of First Lien Secured Obligations occurs, the Collateral Agent shall not take any action to release any First Lien Security Interest unless it has been directed to do so by the First Lien Trustee.

5.2 Insurance. Unless and until the Discharge of First Lien Secured Obligations has occurred, the Collateral Agent, acting at the direction of the First Lien Trustee on behalf of the First Lien Claimholders, shall have the sole and exclusive right, subject to the rights of the Grantors under the Transaction Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Secured Obligations has occurred, and subject to the rights of the Grantors under the Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be applied as provided in Section 4.1(b) this Agreement. Until the Discharge of First Lien Secured Obligations has occurred, if the Second Lien Lender or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement and the First Lien Indenture, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3 Amendments to First Lien Credit Documents and Second Lien Credit Documents.

(a) Without the prior written consent of the Second Lien Lender no First Lien Credit Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new First Lien Credit Document would:

(i) contravene the provisions of this Agreement;

(ii) change any Collateral for the First Lien Secured Obligations (other than to release such Collateral from the First Lien Security Interest or to provide for additional Collateral that secures both the First Lien Secured Obligations and Second Lien Secured Obligations in accordance with the terms of this Agreement);

(iii) increase the principal amount of the First Lien Notes in excess of $3,658,080;

(iv) increase the stated interest rate other than increase by operation of application of the default rate or the amount of fees payable thereunder;

(v) change any dates upon which payments of principal or interest are due thereon;

(vi) change the prepayment provisions thereof;

(vii) increase materially the obligations of the Borrower or Subsidiary Guarantors thereunder or to confer any additional material rights on the noteholders under the First Lien Indenture (or a representative on their behalf) which would be adverse to the Borrower or the Subsidiary Guarantors or Second Lien Lender or the Second Lien Claimholders; or

(viii) change Section 5.13 of the First Lien Indenture or any defined term referenced therein.

(b) Without the prior written consent of the First Lien Trustee, no Second Lien Credit Document may be Refinanced, amended, supplemented or otherwise modified to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Document would:

(i) contravene the provisions of this Agreement;

(ii) change (to earlier dates) any dates upon which payments of principal, interest or fees are due in respect of the Second Lien Secured Obligations;

(iii) change any Collateral for the Second Lien Secured Obligations (other than to release such Collateral from the Second Lien Security Interest or to provide for additional Collateral that secures both the First Lien Secured Obligations and Second Lien Secured Obligations in accordance with the terms of this Agreement);

(iv) increase the principal amount of the Loans under the Second Lien Credit Documents in excess of $25,000,000;

(v) change the prepayment provisions thereof;

(vi) increase the stated interest rate other than increase by operation of application of the default rate or the amount of fees payable thereunder; or

(vii) increase materially the obligations of the Borrower or Subsidiary Guarantors thereunder or to confer any additional material rights on the Second Lien Lender (or a representative on their behalf) or the Second Lien Claimholders which would be adverse to the Borrower or the Subsidiary Guarantors or the First Lien Claimholders; or

(viii) change any section of the Second Lien Credit Agreement referenced herein or in the Security Agreement or any defined terms referenced therein.

Without limiting the foregoing, the Second Lien Credit Agreement may not be Refinanced unless (1) the terms and conditions of such Refinancing debt are no less favorable in the aggregate to the First Lien Claimholders than the Second Lien Credit Documents, (2) the holders of such Refinancing debt (directly or through an agent) shall bind themselves in writing (in form and substance satisfactory to the First Lien Trustee) to the terms of this Agreement and the collateral agent under such Refinancing debt shall execute a joinder agreement and (3) such Refinancing shall not contravene the provisions of this Agreement. The Second Lien Lender on behalf of the Second Lien Claimholders agrees that, so long as the Discharge of First Lien Secured Obligations has not occurred, it will not take or omit to take any action whereby the subordination hereunder of all of any part of the Second Lien Secured Obligations may be impaired.

(c) The parties hereto agree that each Second Lien Credit Document shall include the following language (or language to similar effect approved by the First Lien Trustee):

“Notwithstanding anything herein to the contrary, the obligations hereunder and the lien and security interest granted pursuant to this Agreement are subject to the provisions of the Collateral Agency and Intercreditor Agreement, dated as of October 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Ampex Corporation (“Ampex”), the subsidiaries of Ampex party thereto, as subsidiary guarantors, Hillside Capital Incorporated (“Hillside”) in its capacity as collateral agent for the First Lien Claimholders and Second Lien Claimholders (as such terms are defined therein), U.S. Bank National Association in its capacity as indenture trustee under the indenture for the 12% Senior Secured Notes due 2009 of Ampex, and Hillside, as lender under that certain Credit Agreement, dated of October 3, 2008 by and among Ampex and the Subsidiary Guarantors and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

provided, that no legend, assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Second Lien Secured Obligations to the provisions of this Agreement.

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in Sections 2.1, 3.1(d), 4 and 6 of this Agreement, the Second Lien Lender and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Borrower or any Subsidiary Guarantor that has guaranteed the Second Lien Secured Obligations in accordance with the terms of the Second Lien Credit Documents and applicable law. Except as otherwise set forth in Sections 2.1, 3.1(d), 4 and 6 of this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Lender or any Second Lien Claimholders of the required payments of interest so long as such payments are not the direct or indirect result of the exercise by the Second Lien Lender or any Second Lien Claimholder (or the Collateral Agent on their behalf) of rights and remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Second Lien Security Interest. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Collateral Agent, the First Lien Trustee or the other First Lien Claimholders may have with respect to the First Lien Collateral. In the event that any Second Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Collateral and the First Lien Secured Obligations) to the same extent as the other Second Lien Security Interests are subject to this Agreement.

5.5 Bailee for Perfection.

(a) The Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the “Pledged Collateral”), as collateral agent on behalf and for the benefit of the First Lien Claimholders and the Second Lien Claimholders and any assignee of any of them solely for the purpose of perfecting the First Lien Security Interests and the Second Lien Security Interests, respectively, subject to the terms and conditions of this Section 5.5.

(b) The Collateral Agent shall have no obligation whatsoever to the First Lien Trustee, the First Lien Claimholders, the Second Lien Lender or any other Second Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

(c) The Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the this Agreement, the Security Agreement or any other document a fiduciary relationship in respect of the First Lien Trustee, the First Lien Claimholders, the Second Lien Lender or any other Second Lien Claimholders.

(d) Upon the Discharge of the First Lien Secured Obligations, the Collateral Agent shall continue to hold the Pledged Collateral (if any) on behalf of the Second Lien Claimholders.

5.6 First Lien Secured Obligation Purchase Rights.

(a) Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree that, after the acceleration of the principal amount of the First Lien Secured Obligations and at least five (5) Business Days prior to the taking by the First Lien Claimholders or the Collateral Agent (at their direction) of any other Enforcement Action pertaining to the First Lien Secured Obligations in accordance with the terms of the First Lien Indenture or the Security Agreement, the First Lien Claimholders will offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Secured Obligations at par plus accrued and unpaid interest and fees, and premium, if any, in cash, without warranty or representation or recourse. The Second Lien Claimholders shall accept or reject such offer within ten (10) Business Days after delivery of such notice (it being understood and agreed that failure to give written notice of such acceptance within such 10-Business Day period shall be deemed a rejection of such offer). If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Trustee and the Second Lien Lender and the parties shall endeavor to close promptly thereafter but in any event within fifteen (15) Business Days of acceptance by the Second Lien Claimholder. If the Second Lien Claimholders reject (or are deemed to reject such offer) such offer, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6(a) and may take any further actions in their sole discretion in accordance with the First Lien Credit Documents and this Agreement. For the avoidance of doubt, such offer is required to be made only once prior to commencing any Enforcement Action.

(b) In connection with each proposed sale of Collateral pursuant to Section 5.05 of the Security Agreement (at the direction of the First Lien Trustee) to a prospective purchaser (each, a “Proposed Sale”), the Collateral Agent shall, prior to committing to consummate such Proposed Sale, provide the Second Lien Lender reasonable prior notice thereof, which notice shall state the name of the proposed purchaser thereof, the portion of the Collateral proposed to be sold, the proposed sale price thereof, the proposed trade date therefor (the “Proposed Trade Date”) and any other material terms of such Proposed Sale.

5.7 Coordination. The First Lien Trustee and the Second Lien Lender acknowledge that, pursuant to Sections 6.09 of the Second Lien Credit Agreement and Section 5.17 of the First Lien Indenture, the Borrower has undertaken parallel obligations to the First Lien Claimholders and the Second Lien Claimholders with respect to the subject matter of such sections. In order to coordinate and harmonize the obligations of the Grantors under such Section 6.09 and such Section 5.17, the Collateral Agent, the Second Lien Lender and the First Lien Trustee each agree to consult with each other and cooperate in establishing a unitary set of requirements pursuant to which the Grantors shall satisfy their respective obligations under such Section 6.09 and Section 5.17.

Section 6. Insolvency or Liquidation Proceedings.

6.1 Relief from the Automatic Stay. Until the Discharge of First Lien Secured Obligations has occurred, the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, and the Collateral Agent agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Trustee.

6.2 Adequate Protection. The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, agrees that none of them shall contest (or support any other person contesting) (a) any request by the First Lien Trustee or the other First Lien Claimholders for adequate protection or (b) any objection by the First Lien Trustee or the other First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Trustee or the other First Lien Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 6.2, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Lender, for itself and on behalf of any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Secured Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Secured Obligations are so subordinated to the First Lien Secured Obligations under this Agreement, and (ii) in the event the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Secured Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Lender, for itself and on behalf of any of the Second Lien Claimholders, agrees that the First Lien Claimholders shall also be granted a senior Lien on such additional collateral as security for the First Lien Secured Obligations and that any Lien on such additional collateral securing the Second Lien Secured Obligations shall be subordinated to the Liens on such collateral securing the First Lien Secured Obligations and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Secured Obligations are so subordinated to such First Lien Secured Obligations under this Agreement. Each of the First Lien Claimholders and the Second Lien Claimholders shall be entitled to seek cash adequate protection payments, provided that in the case of the Second Lien Claimholders, such cash adequate protection payments shall be subject to Section 4.2 of this Agreement to the extent that such cash adequate protection is paid from proceeds of Collateral disposed of outside of the ordinary course of business. Nothing shall herein limit the rights of the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral and during any Insolvency or Liquidation Proceeding in the form of cash payments with respect to interest on the Second Lien Secured Obligations, provided either (1) as adequate protection for the First Lien Secured Obligations, the First Lien Trustee, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Secured Obligations, or (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Secured Obligations outstanding on the date such relief is granted at the interest rate as in effect on the date hereof under the Second Lien Credit Documents and accruing from the date the Second Lien Lender is granted such relief. Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to this Section 6.2.

6.3 No Waiver. Subject to the proviso in clause (i) of Section 3.1(b) of this Agreement, nothing contained herein shall prohibit or in any way limit the First Lien Trustee or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Lender or any other Second Lien Claimholder, including the seeking by the Second Lien Lender or any other Second Lien Claimholder of adequate protection or the asserting by the Second Lien Lender or any other Second Lien Claimholder of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

6.4 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the First Lien Claimholders shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Discharge of the First Lien Secured Obligations shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Lien Claimholders agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference of otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead by allocated and turned over to the Collateral Agent for application in accordance with the priorities set forth in this Agreement.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Secured Obligations and on account of Second Lien Secured Obligations, then, subject to Section 4, to the extent the debt obligations distributed on account of the First Lien Secured Obligations and on account of the Second Lien Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Post-Petition Interest. Neither the Second Lien Lender nor any other Second Lien Claimholder shall oppose nor seek to challenge any claim by the First Lien Trustee or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Security Interests, without regard to the existence of the Second Lien Security Interests.

6.7 Waiver. The Second Lien Claimholders waive any claim they may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.8 Separate Grants of Security and Separate Classification. Each Second Lien Claimholder acknowledges and agrees that (i) the grants of Liens pursuant to Sections 3.1(i) and 3.1(ii) of the Security Agreement constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Secured Obligations are fundamentally different from the First Lien Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrower and the Subsidiary Guarantors in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, default interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

Section 7. Reliance; Waivers; Etc.

7.1 Reliance. The First Lien Trustee, for itself and on behalf of the First Lien Claimholders under the First Lien Credit Documents, acknowledges that it has, independently and without reliance on the Collateral Agent, the Second Lien Lender or any other Second Lien Claimholder, and based on the terms of this Agreement and the other documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the First Lien Credit Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the First Lien Indenture, this Agreement or the other Transaction Documents. Each Second Lien Claimholder acknowledges that it has, independently and without reliance on the Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by such Second Lien Claimholder appropriate, made its own credit analysis and decision to enter into the Second Lien Credit Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Second Lien Credit Agreement, this Agreement or the other Transaction Documents.

7.2 No Warranties or Liability. The First Lien Trustee, for itself and on behalf of the First Lien Claimholders under the First Lien Credit Documents, acknowledges and agrees that each of the Collateral Agent, the Second Lien Lender and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Claimholders acknowledge and agree that the First Lien Trustee and the other First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Claimholders shall have no duty to the First Lien Trustee or any of other the First Lien Claimholders, and the First Lien Claimholders shall have no duty to the Second Lien Lender or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary Guarantor (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities or Subordination.

(a) No right of the First Lien Claimholders or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any First Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the First Lien Claimholders, or any of them, may have or be otherwise charged with;

(b) The Second Lien Claimholders agree that the First Lien Claimholders shall have no liability to any Second Lien Claimholders, and the Second Lien Claimholders hereby waive any claim against any First Lien Claimholder arising out of, any and all actions that the First Lien Claimholders may take or permit or omit to take with respect to: (i) the First Lien Credit Documents, (ii) the collection of the First Lien Secured Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Claimholders agree that the First Lien Claimholders have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Secured Obligations or otherwise; and

(c) The Second Lien Claimholders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Collateral Agent, the First Lien Claimholders and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents;

(b) except to the extent expressly set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Secured Obligations or Second Lien Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Secured Obligations or Second Lien Secured Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Lien Secured Obligations, or of the Second Lien Lender or any Second Lien Claimholder in respect of this Agreement.

Section 8. Collateral Agency for Security Documents.

8.1 Appointment.

(a) Each First Lien Claimholder and each Second Lien Claimholder hereby irrevocably appoints Hillside as Collateral Agent hereunder and under the Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Hillside agrees to act in the capacity of Collateral Agent in accordance with the express conditions contained in this Agreement, the Security Agreement and the other Security Documents.

(b) Hillside shall have the same rights and powers in its capacity as a Second Lien Claimholder as any other Person and may exercise the same as though it were not the Collateral Agent, and Hillside may generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent.

(c) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Security Agreement that the Collateral Agent is required to exercise in writing as directed by the Required Claimholders (or such other type, number or percentage of the Claimholders as shall be specified) in accordance with the terms of this Agreement, and (c) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by Hillside or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Claimholders (or such other type, number or percentage of the Claimholders as shall be specified) in accordance with the terms of this Agreement or in the absence of its own bad faith, gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Claimholder and upon receipt thereof shall promptly and in no case later than two (2) Business Days following the receipt thereof deliver a copy of such notice to the First Lien Trustee and the Second Lien Lender, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Security Agreement or any other agreement, instrument or document or the validity of any Lien granted or purported to be granted under any Security Document.

(d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Hillside), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent in good faith. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to any Affiliate of the Collateral Agent and any such sub-agent.

(f) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the First Lien Trustee, the Second Lien Lender and the Borrower. Upon any such resignation, the Majority Claimholders shall have the right to appoint a successor. If no successor shall have been so appointed by the Majority Claimholders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Claimholders, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

(g) The First Lien Claimholders and the Second Lien Claimholders have agreed (i) to provide for the granting of the First Lien Security Interests and the Second Lien Security Interests pursuant to the a single Security Agreement and (ii) to share the Lien of a single Control Agreement in respect of each Account for which a Control Agreement is required pursuant to the terms of such Security Agreement. In furtherance thereof, the First Lien Claimholders and the Second Lien Claimholders have agreed that each Security Document shall be in the name of Hillside, as Collateral Agent. The First Lien Claimholders and the Second Lien Claimholders hereby acknowledge that the Collateral Agent will have “control” under the UCC over each Account subject to a Control Agreement for the benefit of both the First Lien Claimholders and the Second Lien Claimholders pursuant to the Control Agreements relating to each such Account.

(h) The Collateral Agent will permit the Second Lien Claimholders and the First Lien Claimholders upon reasonable notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

8.2 Exercise of Rights and Remedies. Subject to the terms of this Agreement, until the Discharge of the First Lien Secured Obligations occurs, the Collateral Agent shall be entitled to, and shall, deal with the Security Documents upon the instruction of the First Lien Trustee in accordance with the terms of such Security Documents and the First Lien Credit Documents as if the Second Lien Security Interests did not exist, except that:

(i) the Collateral Agent may not release any Second Lien Security Interests without the consent of the Second Lien Lender, except in connection with dispositions permitted by, or as otherwise expressly set forth in, this Agreement; and

(ii) upon the termination of a Standstill Period, if the Collateral Agent has not received direction from the First Lien Trustee, the Second Lien Lender may direct the Collateral Agent, and the Collateral Agent agrees, to act in order to exercise the rights and remedies of the Second Lien Claimholders in the manner permitted by Section 3.1(b)(iii).

Section 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Credit Documents or any of the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall, for the avoidance of any doubt, be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. The First Lien Claimholders may continue, at any time and without notice to the Second Lien Lender or any Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Grantor constituting First Lien Secured Obligations in reliance hereof. The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Lender, the Second Lien Claimholders and the Second Lien Secured Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Secured Obligations outstanding on such date and (2) if there are other

Second Lien Secured Obligations outstanding on such date, the date upon which such Second Lien Secured Obligations terminate, provided that any such termination shall not be effective if the events described in clauses (1) or (2) occur as a result of any violation of this Agreement on or prior to such termination and shall be subject to reinstatement as provided in Section 6.5 and (ii) with respect to the First Lien Trustee, the First Lien Claimholders and the First Lien Secured Obligations, the date of Discharge of First Lien Secured Obligations, subject to the rights of the First Lien Claimholders under Section 6.4.

9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Lender or the First Lien Trustee shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. No amendment, modification or waiver that adversely affects the rights of the Collateral Agent in its capacity as such will become effective without the consent of the Collateral Agent. No amendment or supplement to the provisions of any Security Document will be effective without the consent of the Second Lien Lender and the First Lien Trustee except to update schedules pursuant to the Security Agreement, to add Collateral in accordance with the terms of this Agreement and the Security Agreement or except as otherwise expressly permitted herein. Notwithstanding the foregoing, the Borrower shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights and obligations or the rights and obligations of any other Grantor are directly and adversely affected.

9.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Trustee and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Lender, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the First Lien Secured Obligations or the Second Lien Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Secured Obligations or the Second Lien Secured Obligations. The First Lien Trustee and the First Lien Claimholders shall have no duty to advise the Second Lien Lender or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Trustee or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Lender or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Trustee and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Secured Obligations has occurred.

9.6 Application of Payments. All payments received by the First Lien Trustee or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Secured Obligations provided for in the First Lien Credit Documents. The Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Secured Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Secured Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FIRST LIEN CREDIT DOCUMENT, ANY OTHER SECOND LIEN CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.8 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Lender and the First Lien Trustee, respectively. The Collateral Agent shall send copies of all notices and directions received by the Collateral Agent in its capacity as such hereunder or under the Security Documents to the Second Lien Lender and the First Lien Trustee (to the extent such Persons have not already received such notice or directions) reasonably promptly following the receipt thereof, but in no event later than two (2) Business Days after the receipt thereof. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth in the First Lien Indenture or the Second Lien Credit Agreement, as applicable or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.9 Further Assurances. The First Lien Trustee, for itself and on behalf of the First Lien Claimholders under the First Lien Credit Documents, and the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders under the Second Lien Credit Documents, the Collateral Agent and the Borrower and Subsidiary Guarantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent, the First Lien Trustee or the Second Lien Lender may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the choice of law provisions thereof.

(b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, any other First Lien Credit Document or any other Second Lien Credit Document shall affect any right that any First Lien Claimholder or Second Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement, any other First Lien Credit Document or any other Second Lien Credit Document against the Borrower, the Subsidiary Guarantors or any of their respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other First Lien Credit Document or any Second Lien Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.8. Nothing in this Agreement, any other First Lien Credit Document or any Second Lien Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Trustee, the First Lien Claimholders, the Second Lien Lender, the Second Lien Claimholders and their respective successors and assigns.

9.12 Specific Performance. Each of the First Lien Trustee and the Second Lien Lender may demand specific performance of this Agreement. The First Lien Trustee, for itself and on behalf of the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Lender, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Trustee or the Second Lien Lender, as the case may be.

9.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder.

9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Except to the extent expressly provided in this Agreement, none of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Secured Obligations and the Second Lien Secured Obligations as and when the same shall become due and payable in accordance with their terms.

9.18 Expenses. (a) The Borrower and the Subsidiary Guarantors will pay or reimburse the Collateral Agent, the First Lien Trustee, the Second Lien Lender, the First Lien Claimholders and the Second Lien Claimholders, upon demand, for all costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, reasonable fees and disbursements of counsel to the Collateral Agent, the Second Lien Lender and the First Lien Trustee.

(b) The Borrower and the Subsidiary Guarantors will pay, indemnify, and hold harmless the Collateral Agent, the First Lien Trustee, the Second Lien Lender, the First Lien Claimholders and the Second Lien Claimholders from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by the Collateral Agent, the First Lien Trustee, the Second Lien Lender, the First Lien Claimholders and the Second Lien Claimholders with respect to any of the foregoing; provided that such indemnity shall not, as to any indemnified person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction, by final and nonappealable judgment, to have resulted from the gross negligence or willful misconduct of such indemnified person.

9.19 Integration. This Agreement, the First Lien Credit Documents and the Second Lien Credit Documents represent the entire agreement of the parties hereto with respect to the subject matter thereof and there are no promises or representations by the Collateral Agent, the First Lien Trustee, the Second Lien Lender, the First Lien Claimholders and the Second Lien Claimholders relative to the subject matter hereof not reflected herein or therein.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Agency and Intercreditor Agreement as of the date first written above.

FIRST LIEN TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as First Lien Trustee

By:	/s/ Karen R. Beard
	Name:	Karen R. Beard
	Title:	Vice President

Collateral Agency and Intercreditor Agreement

SECOND LIEN LENDER AND COLLATERAL AGENT:

HILLSIDE CAPITAL INCORPORATED, as Second Lien Lender and as Collateral Agent

By:	/s/ Raymond F. Weldon
	Name:	Raymond F. Weldon
	Title:	Managing Director

Collateral Agency and Intercreditor Agreement

BORROWER:

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
	Name:	D. Gordon Strickland
	Title:	President & Chief Executive Officer

SUBSIDIARY GUARANTORS:

AMPEX DATA INTERNATIONAL CORPORATION

By:	/s/ Lawrence Chiarella
	Name:	Lawrence Chiarella
	Title:	President

AMPEX DATA SYSTEMS CORPORATION

By:	/s/ Lawrence Chiarella
	Name:	Lawrence Chiarella
	Title:	President

AMPEX FINANCE CORP.

By:	/s/ D. Gordon Strickland
	Name:	D. Gordon Strickland
	Title:	President

AMPEX INTERNATIONAL SALES CORPORATION

By:	/s/ Lawrence Chiarella
	Name:	Lawrence Chiarella
	Title:	President

Collateral Agency and Intercreditor Agreement